Exhibit 23

                       Independent Auditors' Consent




The Board of Directors
International Multifoods Corporation


We consent to incorporation by reference in this Registration Statement on Form S-8 with respect to the Stock Purchase Plan of Robin Hood Multifoods Inc. of our reports dated April 8, 1997, relating to the consolidated balance sheets of International Multifoods Corporation and subsidiaries as of February 28, 1997 and February 29, 1996, and the related consolidated statements of earnings and cash flows and the related financial statement schedule for each of the years in the three-year period ended February 28, 1997, which reports appear in and are incorporated by reference in the Annual Report on Form 10-K for the year ended February 28, 1997, of International Multifoods Corporation, and our report dated May 8, 1997, relating to the statements of financial condition of the Stock Purchase Plan of Robin Hood Multifoods Inc. as of February 28, 1997 and February 29, 1996, and the related statements of income and changes in plan equity for each of the years in the three-year period ended February 28, 1997, which report appears in and is incorporated by reference in the Annual Report on Form 11-K for the year ended February 28, 1997, of International Multifoods Corporation.


                                            /s/ KPMG Peat Marwick LLP
                                                KPMG Peat Marwick LLP



Minneapolis, Minnesota
August 22, 1997